EXHIBIT 99.1

FOR IMMEDIATE RELEASE	FOR MORE INFORMATION, CONTACT
July 30, 2025	Lisa F. Campbell | EVP | Chief Financial Officer
F&M Bank Corp.	540-896-1705
OTCQX: FMBM	fmbankva.com

F&M BANK CORP. REPORTS

SECOND QUARTER 2025 EARNINGS AND QUARTERLY DIVIDEND

Continued positive trends in key categories bring strong results.

See associated, unaudited summary consolidated financial data for additional information.

Timberville, VA / July 30, 2025 . . . F&M Bank Corp. (the “Company” or “F&M”), (OTCQX: FMBM), the parent company of Farmers & Merchants Bank (“F&M Bank” or the “Bank”) today reported results for the quarter and six months ended June 30, 2025.

Net income was $3.0 million or $0.84 per share for second quarter 2025, a 21% increase over net income of $2.5 million, or $0.70 per share reported for first quarter 2025. For the six months ended June 30, 2025, net income was $5.4 million or $1.53 per share, which exceeds net income of $4.2 million, or $1.21 per share, for the same period in 2024.

At June 30, 2025, the Company had total assets of $1.31 billion, total loans of $848.8 million, and total deposits of $1.20 billion. This reflects growth of $9.9 million or 0.76% in total assets, $8.8 million or 1.07% in total loans, and $1.3 million or 0.11% in total deposits since December 31, 2024. During the second quarter 2025, total loans grew $21.8 million or 2.63% and total deposits declined by $3.6 million or (0.30%) since March 31, 2025.

“For the first half of 2025, F&M has continued to achieve consistent and improved financial results on a quarter-to-quarter basis, as well as year over year,” said CEO Mike Wilkerson. “Most significant are the past four quarters of positive trends in the key categories of net income, net interest margin, yield on earning assets, cost of funds, return on average equity, return on average assets, and all capital ratios. During second quarter, loans grew by $21.8 million. We are currently projecting sustained loan demand into the third quarter. This reflects the strength of our market, as well as the hard work of our lenders.

“As a result of our efforts and a strong focus on fundamentals, tangible book value of F&M shares increased for the third consecutive quarter, and, as of June 30, 2025, stands at $25.681, an increase of 9.1%, or $2.15 per share year-to-date.

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“Overall, the F&M team remains focused on our highest priority, which is to generate sufficient and sustainable profit. Doing so gives us the financial strength and liquidity to make loans that support both businesses and individuals in the Shenandoah Valley. We are committed to serving this special and vibrant place we call home.”

SECOND QUARTER INCOME STATEMENT REVIEW

Overview

Net income for second quarter 2025 was $3.0 million or $0.84 per share. This is an increase of $508,000 or $0.14 per share over first quarter 2025 and is attributed to higher net interest income and lower noninterest expenses. Return on average assets was 0.91% and return on average equity was 12.81%.

Net Interest Income

For second quarter 2025, net interest income totaled $10.5 million, an increase of $1.1 million from first quarter 2025, as interest income increased by $548,000 and interest expense declined by $535,000. The increase in interest income resulted from growth of $21.8 million in loans held for investment. In addition, second quarter 2025 interest income included the recovery of nonaccrual interest and fees totaling $601,000 from the resolution of two nonperforming loan relationships. The decrease in interest expense was due to lower average balances in time deposits. The Bank’s net interest margin increased by 33 basis points to 3.48% on a linked-quarter basis as the earning asset yield grew by 13 basis points to 5.56%, while the cost of funds declined 19 basis points to 2.11%.

Provision for Credit Losses

During second quarter 2025, the Bank recorded a provision for credit losses of $1.2 million, an increase from the net recovery of credit losses of $104,000 recorded in first quarter 2025. The portion of the provision related to loans outstanding was $1.1 million and resulted from loan growth of $21.8 million, the addition of $610,000 in reserves on individually analyzed loans, net charge-offs of $532,000, and adjustments to the Allowance for Credit Losses on Loans (“ACLL”) model. During the quarter, the portion of the provision related to unfunded commitments was $105,000.

Noninterest Income

Noninterest income totaled $2.8 million for second quarter 2025, a decrease of $55,000 from first quarter 2025. The decrease resulted from declines of $244,000 in mortgage banking income and $116,000 in wealth management income that were partially offset by increases of $228,000 in title insurance income and $111,000 in card service and interchange income. Combined, remaining noninterest income categories declined $35,000.

Noninterest Expenses

Noninterest expenses totaled $8.7 million for second quarter 2025, compared to $9.5 million in first quarter 2025, a decrease of $812,000. Salary expense decreased by $423,000, largely due to higher commissions paid in the first quarter 2025 related to wealth management and mortgage income and increased bonus accruals. Employee benefits expense declined by $193,000 corresponding with the decline in salary expense. There was a combined decrease of $196,000 in the remaining noninterest expense categories.

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BALANCE SHEET REVIEW

On June 30, 2025, assets totaled $1.31 billion, an increase of $9.9 million from December 31, 2024. Total loans increased by $8.8 million to $848.8 million. There was a shift from other construction and land development loans to loans secured by farmland, residential mortgage loans, owner-occupied and non-owner-occupied loans resulting from the completion of projects. Since the end of 2024, other construction and land development loans have decreased $19.4 million, automobile loans have declined by $14.3 million and commercial and industrial loans have decreased by $7.3 million. Loans secured by farmland increased by $19.2 million, residential mortgage loans increased by $15.7 million, owner-occupied commercial real estate loans grew by $7.8 million, and non-owner-occupied commercial real estate loans grew by $6.2 million. Remaining loan categories increased by a combined $812,000.

Investment securities increased by $12.4 million during the first half of 2025, the result of purchases of $40.9 million that were partially offset by $34.1 million in bond maturities and paydowns on U.S. Agency mortgage-backed securities. Other changes included net premium amortization of $348,000, and a $5.9 million improvement in unrealized loss on the bond portfolio. Since December 31, 2024, unrealized loss in the securities portfolio declined from $35.2 million to $29.3 million.

Total deposits on June 30, 2025, were $1.20 billion, an increase of $1.3 million due to growth of $18.0 million in noninterest bearing deposits and a decrease of $16.7 million in interest bearing deposits, specifically time deposits.

Shareholders’ equity increased by $8.6 million to $94.7 million due to $5.4 million in net income, $4.7 million in other comprehensive income, $202,000 in shares issued, and $117,000 in stock-based compensation. These increases were offset by $1.8 million in dividends paid. Tangible book value per share increased from $25.531 at December 31, 2024, to $25.68 at June 30, 2025.

LIQUIDITY

The Company’s on-balance sheet asset liquidity includes cash and cash equivalents, unpledged investment securities, and loans held for sale, which totaled $211.6 million at June 30, 2025, a decrease from $243.0 million at December 31, 2024.

As of June 30, 2025, the Bank had access to off-balance sheet liquidity through unsecured Federal funds lines totaling $90.0 million. The Bank also had a secured line of credit with the Federal Home Loan Bank (FHLB) with available credit of $179.8 million as of June 30, 2025. The FHLB line of credit is secured by a blanket lien on qualifying loans. The Bank also pledged securities with a collateral value of $116.7 million to the Federal Reserve Bank discount window which may be used for overnight borrowings.

It is anticipated that the Bank will receive $26.4 million from bond paydowns and maturities during the remainder of 2025, which can be used to fund future loan growth and for other purposes.

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LOAN PORTFOLIO

The Company’s loan portfolio is diversified, with its largest segment being residential mortgage loans which totaled $234.9 million, representing 27.67% of total loans at June 30, 2025. Total commercial real estate loans, both owner-occupied and non-owner-occupied, constituted $198.4 million or 23.38% of total loans at June 30, 2025. Automobile loans originated by the dealer finance division totaled $90.0 million or 10.61% of the portfolio. A breakdown of the loan portfolio segments as of June 30, 2025, and for the preceding four quarters can be found under the heading “Performance Summary” in the table accompanying this release.

ASSET QUALITY AND ALLOWANCE FOR CREDIT LOSSES

Nonperforming loans (NPLs) as a percentage of total loans were 0.90% at June 30, 2025, compared to 0.84% at December 31, 2024. Net charge-offs as a percentage of average loans were 0.25% for second quarter 2025 compared to 0.09% for first quarter 2025.

The ACLL was $8.3 million at June 30, 2025, an increase of $183,000 from December 31, 2025. The ACLL as a percentage of total loans was 0.98% at June 30, 2025, compared to 0.97% at December 31, 2024. The increase in ACLL percentage resulted from the addition of $610,000 in reserves on individually analyzed loans, year-to-date net charge-offs of $719,000, and adjustments to the ACLL model. The reserve for unfunded commitments was $829,000 at June 30, 2025, compared to $649,000 at December 31, 2024.

DIVIDEND DECLARATION

On July 24, 2025, our Board of Directors declared a dividend of $0.26 per share to common shareholders. Based on our most recent trade price of $22.00 per share, this constitutes a 4.3% yield on an annualized basis. The dividend will be paid on August 29, 2025, to shareholders of record as of August 14, 2025.

1 Tangible book value per share is a non-GAAP financial measure. Further information can be found under the heading “Non-GAAP Financial Measures” and in the non-GAAP reconciliation table accompanying this release.

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ABOUT US

F&M Bank Corp. is an independent, locally owned, financial holding company offering a full range of financial services through our subsidiary, Farmers & Merchants Bank’s (F&M Bank), fourteen banking offices in Rockingham, Shenandoah, and Augusta counties, Virginia, and the cities of Winchester and Waynesboro, Virginia. The Company also owns F&M Mortgage, a mortgage lending subsidiary, and VSTitle, a title company subsidiary. Founded in 1908 as a community venture to serve the farmers and merchants of the Shenandoah Valley, where both the Company and the Bank are headquartered, F&M Bank remains more committed than ever to the success of the agricultural industry, small business ventures, and the nonprofit sector.F&M’s values, which are gregarious, resolute, original, and wholehearted (G.R.O.W.), combined with our brand pillars of sustenance, security, and enrichment, shape the Company’s decision-making, philanthropy, and volunteerism. The only publicly traded organization based in Rockingham County, we offer a diverse suite of financial products and services, and a strong team dedicated to living our mission of being the financial partner of choice in the Shenandoah Valley, both today and tomorrow, as we have been since 1908. Additional information may be found by visiting our website, fmbankva.com.

NON-GAAP FINANCIAL MEASURES

The accounting and reporting policies of the Company conform to U.S. generally accepted accounting principles (“GAAP”) and prevailing practices in the banking industry. However, management uses certain non-GAAP measures, including tangible book value per share, to supplement the evaluation of the Company’s financial condition and performance. Management believes presentation of these non-GAAP financial measures provides useful supplemental information that is essential to a proper understanding of the Company’s operating results. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. A definition of tangible book value per share is included in the footnotes to the table accompanying this release.

FORWARD-LOOKING STATEMENTS

This press release may contain “forward-looking statements” as defined by federal securities laws, which are subject to significant risks and uncertainties. These include statements regarding future plans, strategies, results, or expectations that are not historical facts, and are generally identified by the use of words such as “believe,” “expect,” “intend,” “anticipate,” “will,” “estimate,” “project” or similar expressions. These statements are based on estimates and assumptions, and our ability to predict results, or the actual effect of future plans or strategies, is inherently uncertain. Our actual results could differ materially from those contemplated by these forward-looking statements. Factors that could have a material adverse effect on our operations and future prospects include, but are not limited to, changes in local and national economies or market conditions; changes in interest rates; regulations and accounting principles; changes in policies or guidelines; loan demand and asset quality, including values of real estate and other collateral; deposit flow; the impact of competition from traditional or new sources; changes in tariffs and trade barriers, including potential changes in U.S. and international trade policies and the resulting impact on the Company and the Bank’s borrowers; and other factors. Readers should consider these risks and uncertainties in evaluating forward-looking statements and should not place undue reliance on such statements. We undertake no obligation to update these statements following the date of this press release.

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F&M BANK CORP.
Performance Summary
(in thousands, except share and per share data)
(unaudited)
	At and for the Three Months Ended					Year to Date
	6/30/2025	3/31/2025	12/31/2024	9/30/2024	6/30/2024	6/30/2025	6/30/2024
Selected Income Statement Data
Interest and dividend income	$16,812	$16,264	$16,896	$16,290	$15,720	$33,077	$31,297
Interest expense	6,285	6,820	7,785	7,797	7,521	13,103	14,968
Net interest income	10,527	9,444	9,111	8,493	8,199	19,974	16,329
Provision for (recovery of) provision for credit losses	1,187	(104)	1,075	902	(458)	1,083	366
Net interest income after (recovery of) provision for credit losses	9,340	9,548	8,036	7,591	8,657	18,891	15,963
Noninterest income	2,792	2,847	2,682	2,748	2,998	5,637	5,332
Noninterest expenses	8,712	9,524	8,180	9,657	8,170	18,237	16,592
Income tax expense (benefit)	455	414	278	(110)	471	869	470
Net Income	$2,965	$2,457	$2,260	$792	$3,014	$5,422	$4,233

Key Performance Ratios
Return on average assets[1]	0.91%	0.76%	0.67%	0.24%	0.93%	0.84%	0.65%
Return on average equity[1]	12.81%	11.31%	10.17%	3.70%	15.58%	12.08%	10.96%
Net interest spread	3.45%	3.13%	2.88%	2.75%	2.68%	3.29%	2.72%
Net interest margin	3.48%	3.15%	2.91%	2.77%	2.72%	3.32%	2.72%
Yield on earning assets	5.56%	5.43%	5.40%	5.29%	5.19%	5.49%	5.21%
Cost of funds	2.11%	2.30%	2.52%	2.54%	2.51%	2.20%	2.49%
Noninterest income to average assets	0.86%	0.88%	0.80%	0.83%	0.93%	0.87%	0.82%
Noninterest expense to average assets	2.68%	2.96%	2.44%	2.91%	2.53%	2.82%	2.56%

Share and Per Share Data
Net income (basic and diluted)	$0.84	$0.70	$0.64	$0.23	$0.86	$1.53	$1.21
Book value per share	26.56	25.62	24.43	25.93	23.54	26.56	23.54

Selected Balance Sheet Data
Assets	$1,311,924	$1,312,159	$1,302,011	$1,344,595	$1,309,645	$1,311,924	$1,309,645
Securities available for sale	340,021	321,158	327,670	376,159	352,211	340,021	352,211
Loans held for sale	2,280	634	2,283	2,332	3,958	2,280	3,958
Loans held for investment	848,773	827,007	839,949	830,717	826,340	848,773	826,340
Allowance for credit losses	8,312	7,762	8,129	8,028	7,815	8,312	7,815
Deposits	1,196,451	1,200,021	1,195,105	1,218,288	1,185,257	1,196,451	1,185,257
Non-interest bearing	278,322	271,400	260,301	270,783	270,246	278,322	270,246
Interest bearing	918,129	928,621	934,804	947,505	915,011	918,129	915,011
Borrowings	6,996	6,986	6,975	21,965	26,954	6,996	26,954
Short-term debt	-	-	-	15,000	20,000	-	20,000
Long-term debt	6,996	6,986	6,975	6,965	6,954	6,996	6,954
Shareholders' equity	94,741	91,311	86,138	89,994	81,616	94,741	81,616
Average shares outstanding (basic and diluted)	3,564,133	3,530,708	3,522,756	3,519,182	3,517,122	3,547,513	3,503,790

Loan Data
Residential construction	$26,173	$24,377	$25,102	$26,649	$24,478	$26,173	$24,478
Other construction and land development	38,807	61,275	58,208	61,568	58,061	38,807	58,061
Secured by farmland	105,235	88,323	86,016	83,326	81,326	105,235	81,326
Home equity	51,364	50,245	49,542	47,396	45,743	51,364	45,743
Residential mortgage loans	234,870	225,467	219,218	214,731	213,760	234,870	213,760
Multifamily	11,185	10,670	10,805	10,942	11,043	11,185	11,043
Owner occupied commercial real estate	94,021	81,724	86,168	82,577	87,282	94,021	87,282
Non-owner occupied commercial real estate	104,415	97,177	98,189	98,527	99,265	104,415	99,265
Commercial and industrial loans	75,547	72,398	82,829	74,251	67,675	75,547	67,675
Credit card and other consumer loans	12,592	13,273	14,451	14,988	16,003	12,592	16,003
Automobile loans	90,016	97,637	104,271	110,952	116,770	90,016	116,770
Other loans	4,548	4,441	5,150	4,810	4,934	4,548	4,934
Total loans held for investment	$848,773	$827,007	$839,949	$830,717	$826,340	$848,773	$826,340

Asset Quality
Nonperforming loans total loans[3]	0.90%	1.08%	0.84%	0.79%	0.92%	0.90%	0.92%
Allowance for credit losses to total loans[2]	0.98%	0.94%	0.97%	0.97%	0.95%	0.98%	0.95%
Allowance for credit losses to nonperforming loans	108.60%	86.76%	114.90%	122.06%	103.02%	108.60%	103.02%
Nonperforming assets to total assets[4]	0.58%	0.69%	0.55%	0.49%	0.58%	0.58%	0.58%
Net charge-offs to average loans[3]	0.25%	0.09%	0.45%	0.32%	0.09%	0.17%	0.24%

Capital Ratios[5]
Leverage	8.89%	8.50%	8.23%	8.20%	8.29%	8.89%	8.29%
Risk-based capital ratios:
Common equity tier 1 capital	12.73%	12.57%	12.42%	12.28%	12.21%	12.73%	12.21%
Tier 1 capital	12.73%	12.57%	12.42%	12.28%	12.21%	12.73%	12.21%
Total capital	13.73%	13.50%	13.39%	13.23%	13.13%	13.73%	13.13%

Other Data
Number of banking offices	14	14	14	14	14	14	14
Number of full-time equivalent employees	172	170	169	170	169	172	169

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F&M BANK CORP.
Non-GAAP Reconciliation
(in thousands, except share and per share data)
(unaudited)
	At
	6/30/2025	3/31/2025	12/31/2024	9/30/2024	6/30/2024
Tangible Common Equity and Tangible Assets
Total Assets (GAAP)	$1,311,924	$1,312,159	$1,302,011	$1,344,595	$1,309,645
Subtract: Goodwill	(3,082)	(3,082)	(3,082)	(3,082)	(3,082)
Subtract: Core Deposit Intangibles, net	(70)	(78)	(86)	(93)	(101)
Tangible assets (Non-GAAP)	$1,308,772	$1,308,999	$1,298,843	$1,341,420	$1,306,462

Total Shareholders' Equity (GAAP)	$94,741	$91,311	$86,138	$89,994	$81,616
Subtract: Goodwill	(3,082)	(3,082)	(3,082)	(3,082)	(3,082)
Subtract: Core Deposit Intangibles, net	(70)	(78)	(86)	(93)	(101)
Tangible common equity (Non-GAAP)	$91,589	$88,151	$82,970	$86,819	$78,433

Tangible Common Equity to Tangible Assets ratio	7.00%	6.73%	6.39%	6.47%	6.00%

Tangible Book Value Per Share
Tangible Common Equity (Non-GAAP)	$91,589	$88,151	$82,970	$86,819	$78,433
Common shares outstanding, ending	3,567,056	3,563,910	3,525,655	3,471,291	3,466,688
Tangible Book Value Per Share	$25.68	$24.73	$23.53	$25.01	$22.62

[1] Ratios are primarily based on daily average balances.
[2] Calculated based on Loans Held for Investment, excludes Loans Held for Sale.
[3] Calculated based on 90 day past due loans and non-accrual loans to Total Loans.
[4] Calculated based on 90 day past due loans, non-accrual loans, and other real estate owned to Total Assets.
[5] Capital ratios are for Farmers & Merchants Bank.

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